EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58292, 33-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148, 33-46970, 33-70584, 33-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356, 333-88411, 333-122660, 333-122661, 333-122662, 333-137878, 333-137879 and 333-146107) on Form S-8 of Electro Scientific Industries, Inc. and subsidiaries of our reports dated June 11, 2008, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. and subsidiaries as of March 29, 2008 and June 2, 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the ten-month period ended March 29, 2008 and the years ended June 2, 2007 and June 3, 2006, and the effectiveness of internal control over financial reporting as of March 29, 2008, which reports appear in the March 29, 2008 annual report on Form 10-K of Electro Scientific Industries, Inc. and subsidiaries.

Our report on the consolidated financial statements refers to Electro Scientific Industries, Inc.’s adoption of Financial Accounting Standards Board Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective June 3, 2007, and the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective June 4, 2006.

/s/ KPMG LLP
Portland, Oregon
June 11, 2008